Exhibit 99.1

FirstEnergy Corp.	For Release: June 9, 2022
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Amends Price and Timing of Cash Tender Offer and Announces
Satisfaction of Financing Condition

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) announced today that it has amended certain terms of its previously announced cash tender offer, including the price and timing as detailed below, and satisfied the tender offer’s financing conditions. FirstEnergy is utilizing this tender offer to purchase certain outstanding debt and reduce its leverage, consistent with its plans to reduce debt at the holding company level. Notes that are accepted in the Tender Offer will be purchased, retired and cancelled and will no longer remain outstanding obligations of FirstEnergy.

On May 25, 2022, FirstEnergy commenced an offer to purchase for cash (Tender Offer) up to the maximum combined aggregate purchase price of $800 million, including principal and premium but excluding accrued and unpaid interest (Maximum Tender Amount), of its 7.375% Notes, Series C, due 2031 (2031 Notes) and 4.85% Notes, Series C, due 2047 (which, pursuant to their terms, accrue interest at a rate of 5.35% per annum as of the date of this news release) (2047 Notes and, together with the 2031 Notes, the Notes and, each, a Series of Notes). Subject to the Maximum Tender Amount, the amount of a Series of Notes that is purchased in the Tender Offer will be based on the Acceptance Priority Levels set forth below.

The Financing Condition for the Tender Offer has been satisfied with the completion of the previously announced sale of a minority interest in FirstEnergy Transmission, LLC to affiliates of Brookfield Infrastructure Partners on May 31, 2022.

The Tender Offer is being made on the terms and subject to the conditions set forth in the offer to purchase dated May 25, 2022 (Offer to Purchase), as amended by this news release. Capitalized terms used in this release but not otherwise defined have the meanings given to them in the Offer to Purchase.

FirstEnergy amended the Tender Offer as follows:

•extended the (i) Early Tender Time to 5:00 p.m., New York City time, on June 13, 2022 (originally 5:00 p.m., New York City time, on June 8, 2022), (ii) Price Determination Date to 10:00 a.m., New York City time, on June 14, 2022 (originally 10:00 a.m., New York City time, on June 9, 2022), (iii) expected Early Settlement Date to June 15, 2022 (originally June 10, 2022), (iv) Expiration Time to 11:59 p.m., New York City time, on June 28, 2022 (originally 11:59 p.m., New York City time, on June 23, 2022) and (v) expected Final Settlement Date to June 30, 2022 (originally June 27, 2022); and

•modified the applicable Fixed Spread as set forth in the Offer to Purchase (Original Fixed Spread) to the applicable amended Fixed Spread as set forth in the following table (Amended Fixed Spread):

CUSIP No. / ISIN	Title of Security	Principal Amount Outstanding	Acceptance Priority Level	Reference Treasury Security	Bloomberg Reference Page	Original Fixed Spread (bps)	Amended Fixed Spread (bps)	Early Tender Premium(1)(2)
337932 AC1 / US337932AC13	7.375% Notes, Series C, due 2031	$1,500,000,000	1	2.875% U.S. Treasury due May 15, 2032	FIT1	+235	+175	$50.00
337932 AJ6 / US337932AJ65	4.85% Notes, Series C, due 2047(3)	$1,000,000,000	2	2.250% U.S. Treasury due February 15, 2052	FIT1	+300	+250	$50.00
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(1) The Total Consideration for each Series validly tendered prior to or at the Early Tender Time, as extended hereby, and accepted for purchase is calculated using the applicable Amended Fixed Spread and is inclusive of the applicable Early Tender Premium.

(2) Per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time, as extended hereby, and accepted for purchase.
(3) Pursuant to their terms, the 2047 Notes accrue interest at a rate of 5.35% per annum as of the date of this news release.

Except as set forth herein, all other terms and conditions of the Tender Offer described in the Offer to Purchase remain unchanged.

The deadline to withdraw Notes tendered in the Tender Offer was 5:00 p.m., New York City time, on June 8, 2022. This deadline has not been extended (Withdrawal Date). Accordingly, previously tendered Notes may no longer be withdrawn and Notes validly tendered after the Withdrawal Date cannot be withdrawn, except where additional withdrawal rights are required by law. As of the Withdrawal Date, $48,018,000 aggregate principal amount of the 2031 Notes had been validly tendered and not validly withdrawn and $37,742,000 aggregate principal amount of the 2047 Notes had been validly tendered and not validly withdrawn. Subject to applicable law, FirstEnergy has reserved the absolute right, in its sole discretion, to at any time (i) waive any and all conditions to the Tender Offer, (ii) extend, terminate or withdraw the Tender Offer, (iii) increase or waive the Maximum Tender Amount, with or without extending the Withdrawal Date, or (iv) otherwise amend the Tender Offer in any respect.

Holders who have validly tendered and did not validly withdraw their Notes on or prior to the Withdrawal Date and Holders who validly tender their Notes at or prior to 5:00 p.m., New York City time, on June 13, 2022, unless further extended with respect to any Series of Notes or the Tender Offer is earlier terminated by FirstEnergy, will be eligible to receive the applicable Total Consideration, which includes the applicable Early Tender Premium as set forth in the table above. The applicable Total Consideration for each $1,000 principal amount of Notes validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to the applicable Amended Fixed Spread specified in the table above over the applicable Reference Yield based on the bid side price of the applicable Reference Treasury Security specified in the table above, as calculated by the Dealer Managers (as defined below) at 10:00 a.m., New York City time, on June 14, 2022.

FirstEnergy has engaged Barclays Capital Inc. (Barclays) and Morgan Stanley & Co. LLC (Morgan Stanley) to act as lead dealer managers (together, the Lead Dealer Managers) and KeyBanc Capital Markets Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC and U.S. Bancorp Investments, Inc. to act as co-dealer managers (collectively, the Co-Dealer Managers and, together with the Lead Dealer Managers, the Dealer Managers) in connection with the Tender Offer and has appointed D.F. King & Co., Inc. to serve as the Tender Agent and Information Agent for the Tender Offer. Copies of the Offer to Purchase are available by contacting D.F. King & Co., Inc. via telephone at (212) 269-5550 (toll free) or (800) 859-8509 (for banks and brokers) or email: fe@dfking.com. Questions regarding the terms of the Tender Offer should be directed to Barclays at (800) 438-3242 (toll-free) or (212) 528-7581 (collect) or Morgan Stanley at (800) 624-1808 (toll-free) or (212) 761-1057 (collect).

None of FirstEnergy, its board of directors, the Dealer Managers, D.F. King & Co., Inc., the trustee for the Notes, or any of their respective affiliates, is making any recommendation as to whether Holders should tender any Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes and, if so, the principal amounts of Notes to tender.

This news release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to any securities. This news release does not describe all the material terms of the Tender Offer, and no decision should be made by any Holder on the basis of this news release. The terms and conditions of the Tender Offer are described in the Offer to Purchase, as amended by this news release, and this news release must be read in conjunction with the Offer to Purchase. The Offer to Purchase contains important information that should be read carefully before any decision is made with respect to the Tender Offer. The Tender Offer is not being made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws. If any Holder is in any doubt as to the contents of this news release, or the Offer to Purchase, or the action it should take, the Holder should seek its own financial and legal advice, including in respect of any tax consequences, immediately from its stockbroker, bank manager, solicitor, accountant, or other independent financial, tax, or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee must contact such entity if it wishes to tender such Notes pursuant to the Tender Offer.

ABOUT FIRSTENERGY CORP.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation’s largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company’s transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.ﬁrstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management’s intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” “forecast,” “target,” “will,” “intend,” “believe,” “project,” “estimate,” “plan” and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the completion of the Tender Offer; the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (HB 6) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining court approval of the definitive settlement agreement in the derivative shareholder lawsuits; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings, and strengthening our balance sheet; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting FirstEnergy, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, supply chain disruptions, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as moratoriums on utility disconnections and workforce vaccination mandates; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; changes in national and regional economic conditions, including recession and inflationary pressure, affecting FirstEnergy and/or its customers and those vendors with which FirstEnergy does business; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts, or causing FirstEnergy to make contributions sooner, or in amounts that are larger, than currently anticipated; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission filings. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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